Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of Churchill Ventures Ltd. (the “Company”) on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission (the “Report”), I, Itzhak Fisher, Chairman and Principal Executive Officer of the Company, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Date: March 18, 2008	/s/ Itzhak Fisher
Itzhak Fisher
Chairman and Principal Executive Officer of
Churchill Ventures Ltd.

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Churchill Ventures Ltd. and will be retained by Churchill Ventures Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.